Exhibit 3.69(a)

ARTICLES OF INCORPORATION

OF

SUNNY RIDGE ENTERPRISES, INC.

KNOW ALL MEN BY THESE PRESENTS:

           That the undersigned, John M. Potter, P. 0. Box 900, One Potter Drive, Robinson Creek, Kentucky 41560, does hereby seek to form a corporation under the laws of the Commonwealth of Kentucky and does hereby adopt the following Articles of Incorporation:

           ARTICLE I. The corporation hereby proposed to be organized shall be known as Sunny Ridge Enterprises, Inc.

           ARTICLE II. The nature of the business proposed to be transacted, promoted, and carried on by this corporation shall be to engage in the coal mining business and all thing necessary and incidental thereto; and to engage in any lawful act or activity for which corporation may be organized under the laws of the Commonwealth of Kentucky.

           ARTICLE III. The duration of this corporation shall be perpetual unless sooner dissolved according to law.

           ARTICLE IV. The address of its principal and initial registered office shall be One Potter Drive, P. 0. Box 900, Robinson Creek, Kentucky 41560. The name of its initial registered agent at such address shall be John M. Potter.

           ARTICLE V. The total authorized stock of said corporation shall be one thousand (1,000) shares, having no par value.

           ARTICLE VI. The number of directors shall be not less than one (1) nor more than five (5). The name and address of the directors constituting the initial Board of Directors of the corporation shall be:

John M. Potter P. O. Box 900 One Potter Drive Robinson Creek, Kentucky 41560

           IN TESTIMONY WHEREOF, witness my signature to triplicate copies hereof, this the 25th day of April, 1996.

s/ John M. Potter John M. Potter

COMMONWEALTH OF KENTUCKY

COUNTY OF PIKE

           I, (ILLEGIBLE), a Notary Public in and for the County and State aforesaid, do hereby certify that on this the 25th day of April, 1996, personally appeared before me John M. Potter, who, being by me first duly sworn, declared that he is the incorporator of Sunny Ridge Enterprises, Inc.; that be signed the foregoing Articles of Incorporation and as such incorporator and that the statements contained therein are true.

s/Illegible Notary Public

This instrument was prepared by:

s/ Charles J. Baird
Charles J. Baird
Baird, Baird, Baird & Jones, P.S.C.
P. O. Box 351
Pikeville, Kentucky 41502
(606) 437-6276